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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 2, 1997


                          CONNECTIVE THERAPEUTICS, INC.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

      0-27406                                             94-3173928
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(Commission File Number)                       (IRS Employer Identification No.)


3400 West Bayshore Road, Palo Alto, CA                                94303
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(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code:          (415) 843-2800
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                                       N/A
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          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

         On December 2, 1996, Connective Therapeutics, Inc. (the "Company") entered into an equity line agreement (the "Agreement") with Kepler Capital LLC (the "Investor") that allows the Company to access up to $25 million through sales of its Common Stock. The equity line will be available for a three-year period (unless earlier terminated pursuant to the Agreement) beginning on or before December 1, 1997 (the "Committment Period").

        The Agreement provides that the Company can at its option obtain from $500,000 to $2,000,000 at any one time through a sale of shares of its Common Stock to the Investor, subject to the satisfaction of certain conditions, including registration of the shares for resale, minimum volume requirements, and a minimum trading price of $7.00 per share. In addition, the Company must draw $500,000 of its Common Stock from time to time if the price per share exceeds $10.00 and minimum volume requirements are met. Such sales will occur no more frequently than every 60 trading days.

         Any shares sold under the equity line will be priced at 93% of the lesser of (i) the average of the daily low trading price of the Common Stock for the 5 days preceding the sale and (ii) the weighted average of the daily low trading price of the Common Stock during the period following the purchase date and ending on the day, not to exceed 80 trading days, on which the aggregate value of open market trading during the period equals or exceeds the aggregate value of open market trading during the 20 trading days preceding the purchase date (the "Valuation Period"). The initial purchase price will be subject to further adjustment, up to a maximum discount of 15%, depending on the length of the Valuation Period. If the low trading price of the Common Stock for 5 consecutive days within a Valuation Period is less than 80% of the initial purchase price per share, the Company will repurchase the shares held by the Investor. Palladin Group, LLC has guaranteed the equity line.

         As a commitment fee to the Investor for keeping the equity line available, the Company has issued a warrant dated January 2, 1997 (the "Warrant") exercisable for 250,000 shares of Common Stock at an exercise price of $8.25 per share. The Warrant is exercisable for a period of 5 years. On each of the first, second, and third anniversary of the beginning of the Commitment Period, the Company will issue the Investor an additional five-year warrant exercisable for a number of shares based on the amount of the equity line unused by the Company in the preceding year (up to a maximum of 25,000 warrant shares if the Company has not drawn any amount under the equity line in the year and decreasing to zero to the extent the Company draws up to $8.33 million in any such period). The Company plans file a registration statement pertaining to the warrant shares in March 1997.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     CONNECTIVE THERAPEUTICS, INC.
                                     (Registrant)


Dated:  January 16, 1997      By:    /s/ Thomas G. Wiggans
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                                     Thomas G. Wiggans
                                     President and Chief Executive Officer


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